UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2018

PARK ELECTROCHEMICAL CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road Melville, NY 11747 (Address of Principal Executive Offices) (631) 465-3600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, Park Electrochemical Corp. (the “Company”) and Christopher T. Mastrogiacomo, the President and Chief Operating Officer of the Company, entered into a Retention Bonus Agreement pursuant to which Mr. Mastrogiacomo will earn a one-time lump sum cash bonus of $365,730 (which is the equivalent of Mr. Mastrogiacomo’s current annual salary) on the date of the first transaction in which the Company consummates the sale or other disposition of all or a majority of the Company’s electronics business to a non-affiliated third party if such closing occurs on or before April 30, 2019, and if Mr. Mastrogiacomo (i) is continuously employed by the Company from the date of the Retention Bonus Agreement through the date of such closing (the “Retention Period”), (ii) is terminated by the Company without Cause (as defined in the Retention Bonus Agreement) during the Retention Period or (iii) effectuates a voluntary termination of employment for Good Reason (as defined in the Retention Bonus Agreement) during the Retention Period. Mr. Mastrogiacomo also must execute a general release for the benefit of the Company and other specified persons, which must become effective prior to any payment under the Retention Bonus Agreement.

The foregoing description is qualified in its entirety by the Retention Bonus Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Retention Bonus Agreement, dated February 2, 2018, by and between the Company and Christopher T. Mastrogiacomo

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: February 6, 2018	By: /s/ Stephen E. Gilhuley Name: Stephen E. Gilhuley Title: Executive Vice President – Administration and Secretary

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